Exhibit 4.24

DAIS ANALYTIC CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

AGREEMENT, made as of             , 2010 (this “Agreement”), by and between DAIS ANALYTIC CORPORATION, a New York corporation, having offices at 11552 Prosperous Drive, Odessa, Florida 33556 (the “Company”), and                     , residing at                                                       (the “Optionee”). Capitalized terms not defined herein shall have the meanings ascribed thereto in the 2009 Plan.

WHEREAS, on September 21, 2009, the Board of Directors of the Company (the “Board”) adopted the Dais Analytic Corporation Long-Term Incentive Compensation 2009 Plan (the “2009 Plan”) which was later approved by the stockholders of the Company; and

WHEREAS, on             , 20     (the “Grant Date”) pursuant to the terms and conditions of the 2009 Plan, the Board authorized the grant to the Optionee of an Option to purchase an aggregate of                      (            ) shares of the authorized but unissued Common Stock, conditioned upon the Optionee’s acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms and conditions of the 2009 Plan; and

WHEREAS, the Optionee desires to acquire the Option on the terms and conditions set forth in this Agreement and subject to the terms and conditions of the 2009 Plan.

NOW, THEREFORE, in consideration of the covenants hereinafter set forth, it is agreed:

1. Date of Grant. The date of grant of this Option is             , 20    .

2. Nature of the Option. This option (the “Option”) is a non-qualified Option to purchase                      (            ) shares of the Company’s Common Stock (the “Option Shares”) pursuant to the terms and conditions set forth herein and subject to the terms and conditions of the 2009 Plan.

3. Exercise Price. The exercise price is                      ($            ) for each share of Common Stock, subject to adjustment in accordance with the 2009 Plan.

4. Exercisability of Option. Subject to the provisions of this Agreement, this Option shall be exercisable (shall vest) during its term as follows:

4.1 The Options granted hereby shall vest as follows:

Date	Total Number of Options Exercisable

4.2 This Option may not be exercised for a fraction of a share.

4.3 After a portion of the Option becomes exercisable it shall remain exercisable except as otherwise provided herein, until the close of business on             , 20    .

4.4 Notwithstanding the aforementioned vesting schedule or any other provision of this Agreement, upon or in connection with the occurrence of any of the following events:

(i)	any merger, consolidation, reorganization, or sale of all or a substantial portion of the Company’s assets to another party; or

(ii)	a successful tender offer for more than 50% of the outstanding shares of the Company’s common stock; or

(iii)	the Board adopts a resolution to the effect that a transaction or series of transactions effecting a change of control comparable to the transactions set forth in (i) or (ii) above;

the Committee may, in its sole discretion, to the extent the Option is not fully vested, accelerate the vesting schedule in Section 4.1 by a period of up to two years upon such terms and conditions as may be determined by the Committee in its sole discretion. In addition, the Committee may in its sole discretion determine whether:

(i)	to make provision for the assumption of the Option to the extent then outstanding by the successor entity;

(ii)	to further accelerate vesting of the Option;

(iii)	cause the portion of the Option then outstanding to be cancelled in consideration of a cash payment or grant of an alternative option or other award (whether by the Company or any successor entity) or a combination thereof provided that such payment and/or grant are substantially equivalent in value to the value of the cancelled Option as determined by the Committee and provided further that the Committee may limit the payment or grant to be only with respect to the portion of the Option then vested notwithstanding that the entire Option is cancelled.

5. Method of Exercise.

5.1 Notice to the Company. Subject to the provisions of this Agreement, the Option may be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and all associated taxes and fees.

5.2 Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Optionee as soon as practicable after notice and full payment therefor is received.

5.3 Payment of Purchase Price.

5.3.1 Cash Payment. The Optionee shall make cash payments by wire transfer, certified or bank check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

5.3.2 Cashless Payment. At the election of the Optionee, the purchase price for any or all of the Option Shares to be acquired may be paid by: (i) surrender of shares of Common Stock of the Company held by or for the account of the Optionee with a Fair Market Value equal to the purchase price multiplied by the number of Option Shares to be purchased, or (ii) the surrender of any exercisable but unexercised portion of the Option having a Fair Market Value equal to the purchase price multiplied by the number of Option Shares to be purchased. In either case, the Fair Market Value of the surrendered shares or options shall be determined as of the date of exercise as follows: “Fair Market Value” of the Common Stock means, as of the exercise date: (i) if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding such date, as reported by the exchange or NASDAQ, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ SmallCap Market, but is traded in the over-the-counter market, the closing bid price of the Common Stock on the last trading day preceding such date for which such quotations are reported by the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Company shall determine, in good faith. The Fair Market Value of a surrendered portion of the Option means, as of the exercise date, an amount equal to the excess of the total fair market value of the shares of Common Stock underlying the surrendered portion of the Option (as determined in accordance with the immediately preceding sentence) over the total purchase price of such shares of Common Stock underlying the surrendered portion of the Option. The Company shall issue a certificate or certificates evidencing the Option Shares as soon as practicable after the notice and payment is received. The certificate or certificates evidencing the Option Shares shall be registered in the name of the person or persons so exercising the Option.

5.3.3 [This section is intentionally left blank.].

5.3.4 Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject the payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of “recapture” under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

5.3.5 Restrictions on Exercise. This Option may not be exercised if the issuance of such Option Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rules promulgated by the Federal Reserve Board relating to margin requirements. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. Optionee’s Representations. The Optionee hereby represents and warrants to the Company that:

6.1 Investment Intent. The Optionee is acquiring the Option and shall acquire the Option Shares for its own account and not with a view towards the distribution thereof;

6.2 Exchange Act Documents. The Optionee has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders. The Company may distribute such reports and documents to the Optionee electronically;

6.3 Option Shares Restricted. In the event that the Company shall not have an effective Form S-8 Registration Statement with respect to the Option Shares, the Optionee understands that the Optionee must for an indefinite period of time bear the economic risk of the investment in the Option Shares, which cannot be sold by the Optionee unless they are registered under the Securities Act of 1933, as amended (the “Securities Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the Securities Act;

6.4 Access to Information. In the Optionee’s position with the Company, it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to Section 6.2 above;

6.5 Transfer Restrictions. In the event that the Company does not have an effective Form S-8 Registration Statement with respect to the Option shares, the Optionee is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein; and

6.6 Legends. In the event that the Company shall not have an effective Form S-8 Registration Statement, then the certificates evidencing the Option Shares shall bear the following legends (or a substantially similar legend):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A STOCK OPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY, AND MAY NOT BE TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS THEREOF.”

7. Payment of Withholding Tax. The Optionee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld with respect to the Option, the Option Shares or this Agreement. The obligations of the Company under the 2009 Plan and pursuant to this Agreement shall be conditioned upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee from the Company.

8. Effect of Termination of Employment. In the event of termination of Optionee’s continuous status as an employee, director and/or consulting relationship for any reason (including, without limitation, Disability or death) other than for cause, Optionee may exercise this Option, to the extent that Optionee shall have been entitled to do so at the date of termination, for a period of three years following the date of such termination, or, for such longer period of time as may be determined by the Committee in its sole discretion, but in no event later than the expiration of the term of the Option, and to the extent that the Option is not exercised within such period, the Option shall thereupon terminate and be of no further force or effect. To the extent that Optionee was terminated for cause or not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option prior to expiration of its term, this Option shall terminate.

9. Non-Transferability of Option. Other than as provided in Section 11.3 of the 2009 Plan, this Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. No transfer of the Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the Will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option. In the event of the death of the transferee or transferees of an Option, the Option shall be exercisable by the executors, administrators, legatees or distributees of the transferee’s estate, as the case may be, for a period of three (3) months following the date of the transferee’s death, provided that in no event may the Option be exercised after the expiration of the term of the Option.

10. Not a Contract of Service. So long as the Optionee shall continue to be an employee of the Company or one or more of its subsidiaries or affiliates, the Option shall not be affected by any change in the Optionee’s services. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employment of the Company or of any of its subsidiaries or affiliates, or interfere in any way with the right of the Company or any such subsidiary or affiliate to terminate the services of the Optionee at any time.

11. Term of Option. This Option may not be exercised more than ten years from the date of grant of this Option, unless the Option is terminated at an earlier date as set forth in the Agreement. This Option may be exercised during such term only in accordance with the 2009 Plan and the terms of this Option Agreement.

12. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Optionee hereby agrees that Optionee shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by the Optionee without registration under the Securities Act, or in the event that they are not so registered, unless (i) an exemption from the Securities Act registration requirements is available thereunder, and (ii) the Optionee has furnished the Company with notice of such proposed sale, transfer or disposal together with an opinion of counsel reasonably satisfactory to the Company’s legal counsel, to the effect that the registration of such securities under the Securities Act is not required in connection with the proposed transaction.

13. Miscellaneous.

13.1 Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the Company at its principal executive office and to the Optionee at the Optionee’s address set forth above, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

13.2 2009 Plan Paramount; Conflicts with 2009 Plan. This Agreement and the Option shall, in all respects, be subject to the terms and conditions of the 2009 Plan. The 2009 Plan is hereby incorporated herein by reference, and all such terms, conditions and limitations supersede any inconsistent provisions contained herein.

13.3 Stockholder Rights. The Optionee and his executor, administrator, heirs or legatees shall not have any of the rights or privileges of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

13.4 Company Authority. The existence of the Option herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise

13.5 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

13.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Optionee and the Company.

13.7 Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

13.8 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

13.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without regard to choice of law provisions)

Each party: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Florida State Court, County of Pasco, or in the United States District Court for the Middle District of Florida; (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum; and (c) irrevocably consents to the jurisdiction of the Florida State Court, County of Pasco, and the United States District Court for the Middle District of Florida in any such suit, action or proceeding. Each party further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the Florida State Court, County of Pasco, or in the United States District Court for the Middle District of Florida and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding. I DO NOT LIKE ARBITRATION. YOU DECIDE IF YES WHERE

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

DAIS ANALYTIC CORPORATION

By:
Timothy N. Tangredi, President & CEO

Optionee acknowledges receipt of a copy of the 2009 Plan and represents that the Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the 2009 Plan.

OPTIONEE

EXHIBIT A

FORM OF NOTICE OF EXERCISE OF OPTION

Date

Dais Analytic Corporation

11552 Prosperous Drive

Odessa, FL 33556

Attention: Board of Directors

Re:	Dais Analytic Corporation

2009 Long-Term Incentive

Compensation Plan

Purchase of Option Shares

Gentlemen:

In accordance with my Stock Option Agreement dated as of,             , 20     (“Agreement”) with Dais Analytic Corporation (the “Company”), I hereby irrevocably elect to exercise the right to purchase              shares of the Company’s common stock, par value $.001 per share (“Common Stock”), which are being purchased for investment and not for resale. All capitalized terms not defined herein shall have the meanings ascribed to them in the 2009 Plan.

As payment for my shares, enclosed is (check and complete applicable box[es]):

☐	a [certified check] [bank check] payable to the order of “Dais Analytic Corporation” in the sum of $ ;

☐	confirmation of wire transfer in the amount of $ ; and/or

The following payment elections are subject to the restrictions set forth in the 2009 Plan and the Agreement.

☐	certificate for shares of the Company’s Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the 2009 Plan) of $ .

☐	I hereby surrender that portion of the unexercised, but exercisable, portion of the Option having a Fair Market Value (as such term is defined in the 2009 Plan) equal to the purchase price multiplied by the number of shares of Common Stock being purchased hereunder, to wit: the Option to purchase Option Shares.

I hereby represent, warrant to, and agree with, the Company that

(i) I am acquiring the Option Shares for my own account for investment purposes only and not with a view to, or for the resale in connection with any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) I am aware of the Company’s business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. I have received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) within the last 24 months and all reports issued by the Company to its stockholders. I consent to receiving such information in electronic form;

(iii) I understand that I must bear for an indefinite period of time the economic risk of an investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the Securities Act;

(iv) In my position with the Company, I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possess or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

(v) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein;

(vi) My rights with respect to the Option Shares shall, in all respects, be subject to the terms and conditions of this Company’s 2009 Long-Term Incentive Plan and this Agreement; and

(vii) The certificates evidencing the Option Shares shall bear the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A STOCK OPTION AGREEMENT, DATED AS OF                                         , A COPY OF WHICH IS ON FILE WITH THE COMPANY, AND MAY NOT BE TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS THEREOF.”

(viii) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not less than one year after the party has purchased, and made full payment within the meaning of Rule 144, for the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two (2) years, the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated in Rule 144, if applicable.

(ix) I further understand that at the time I wish to sell the securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the securities under Rule 144 even if the minimum holding period is satisfied.

(x) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Kindly forward to me my certificate at your earliest convenience.

Very truly yours,

(Signature)	(Social Security Number)

(Print Name)
(Address)